UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 10, 2022
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41187	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On August 10, 2022, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to announce it has signed and closed a funding agreement for gross proceeds of $4.0 million (the “Investment”) with Lind Global Fund II, LP (the “Investor”), an investment fund managed by The Lind Partners, a New York-based institutional fund manager.

“We are very pleased to have The Lind Partners as a significant FingerMotion investor,” said Martin Shen CEO of FingerMotion. “The proceeds from this Investment will be primarily allocated across multiple high-margin and high-growth opportunity initiatives currently underway. In particular, the Company’s highest priority initiative is the full-scale nationwide rollout of its mobile device protection business in China. This vertical is expected to yield the highest return on capital investment in the shortest amount of time, both strengthening our balance sheet and enabling us to experience transformational revenue growth over the next 12-24 months,” CEO Martin Shen stated.

“We are pleased to invest in FingerMotion to support their vision and growth initiatives,” said Phillip Valliere, Managing Director at The Lind Partners. “We are pleased to be investing in FingerMotion at such an exciting time as they expand into new lines of business.”

The Investment is in the form of a securities purchase agreement (the “Purchase Agreement”) whereby the Investor has purchased from the Company and the Company has issued and sold to the Investor (a) a $4.8 million senior convertible note (the “Note”) and (b) a common stock purchase warrant (the “Warrant”) which entitles the holder to acquire up to 3,478,261 shares of common stock of the Company (each, a “Warrant Share”).

The Note has a 24-month maturity and a conversion price of $2.00 per share of common stock of the Company (each, a “Common Share”), subject to adjustment in certain circumstances with respect to any repayment of the Note in Common Shares by the Company and in the event of default, which is also subject to a floor price of $0.86 per share (the “Floor Price”). A total of $4.0 million will be funded under the Note (representing the principal amount less a coupon of 20%). The Company is required to make monthly payments on the unpaid face value of the Note in 18 equal monthly installments commencing on the 1st day of the seventh month after closing. At the Company’s sole discretion, principal payments may be made in the form of cash or Common Shares. In the case that payment is made in Common Shares, the Common Shares must be issued pursuant to the terms of the Note and be registered for resale under the Securities Act or may be resold pursuant to the resale safe harbor under Rule 144 without restriction on the number of shares to be sold or manner of sale requirements. The Company has the right to prepay the Note at any time with a premium of 5% of the outstanding principal amount (the “Prepayment Right”). Should the Company exercise its Prepayment Right, the Investor will have the option of converting one-third of the outstanding principal amount of the Note.

The Warrant allows the holder to acquire up to 3,478,261 Warrant Shares at a price of $1.75 per Warrant Share, which exercise price is subject to adjustment if the Company issues new securities, other than exempt securities, at a price less than the exercise price. The Warrant also contains a net exercise (cashless exercise) provision. The number of Warrant Shares purchasable under the Warrant will be reduced by 50% upon effectiveness of a registration statement on Form S-1 or other applicable registration statement available to the Company (the “Registration Statement”) to be filed pursuant to the terms and conditions of the Purchase Agreement.

The Company has also signed a security agreement in favor of the Investor to secure the payment and performance in full of all of the obligations of the Company to the Investor. In addition, except for contractually controlled entities, each of the Company’s subsidiaries (each, a “Guarantor”) have provided a guarantee in favor of the Investor, whereby each Guarantor jointly and severally guarantees the prompt and complete payment and performance when due of the obligations of the Company.

Pursuant to the Purchase Agreement, the Company is required to prepare and file a Registration Statement covering the resale of all of the Common Shares, including Warrant Shares, issued or issuable to the Investor. In addition, pursuant to the terms of the Purchase Agreement, the Investor has the right to participate in any equity or debt offering, or combination of units thereof (a “Subsequent Financing”) equal to 10% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing until August 9, 2024.

In connection with the closing of the Purchase Agreement, the Company will be required to pay an advisory fee to The Benchmark Company, LLC consisting of (i) a cash fee of 7% of the gross proceeds from the sale of the securities, and (ii) common stock purchase warrants to purchase 7% of the number of securities issuable under the Note.

The securities being offered and sold pursuant to the Purchase Agreement have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and are being offered and sold pursuant to an exemption from the registration requirements of the U.S. Securities Act provided by Rule 506(b) of Regulation D and applicable U.S. state securities laws, and such securities will be issued as “restricted securities” as such term is defined in Rule 144(a)(3) under the U.S. Securities Act.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated August 10, 2022

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE:	August 10, 2022	By:	/s/ Martin J. Shen
Martin J. Shen
CEO